                                                                    Exhibit 10.1

                                         Confidential Treatment Requested Under
                                      17 C.F.R. (S)(S)200.80 (b)(4) and 230.406

                            PATENT LICENSE AGREEMENT
                            ------------------------

     1. Parties. This license agreement is made and entered into on this 1st day
        -------
of December 1999 and is by and between Hollis-Eden Pharmaceuticals, Incorporated, a Delaware corporation (hereafter "Hollis-Eden"), having a principal place of business at 9333 Genesee Avenue, Suite 200, San Diego, CA 92121, and Dr. Roger M. Loria (hereafter "Licensor'), having a residence at 3219 Brook Road, Richmond, Virginia 23227 (collectively, the "Parties"). The Parties agree to the terms and conditions set forth hereinbelow ("Agreement"). This Agreement shall be effective as of the last date signed below.

     2. Definitions. The following definitions apply to the capitalized words
        -----------
whenever they are used in this Agreement. Capitalized words that are not defined in this section have the meanings given to such words where they are otherwise defined in this Agreement.

     2.1 "Affiliate" means any company or entity controlled by, controlling, or
          ---------
under common control with Hollis-Eden and shall include any company fifty percent (50%) or more of whose voting stock or participating profit interest is owned or controlled, directly or indirectly, by Hollis Eden, and any company which owns or controls, directly or indirectly, fifty percent (50%) or more of the voting stock of Hollis-Eden.

     2.2 "Combination Product" means a Licensed Product sold in combination with
          -------------------
at least one other therapeutically active substance.

     2.3 "Control(s)" or "Controlled" means possession of the ability to grant a
          --------------------------
license or sublicense as provided for herein without violating the terms of any agreement or other arrangement with any third party.

     2.4 "Improvements" means any material change, enhancement or modification
          ------------
to any invention claimed by the Licensed Patents, or any part thereof, which is useful for or necessary to the development, manufacture or sale of Licensed Products.

     2.5 "Know-How" means, to the extent useful for the discovery, development,
          --------
manufacture, use or sale of Licensed Products or the use or practice of the Licensed Patents or Improvements, all tangible know-how, trade secrets, inventions (whether or not patentable), data, preclinical and clinical results, physical, chemical or biological material, and other information that (a) Licensor Controls on the effective date of this Agreement or (b) is independently developed by Licensor during the term of this Agreement, and, in each case, any replication or any part of such information or material.

     2.6 "Licensed Patents" means, collectively, those U.S. Patents and Patent
          ----------------
Applications and foreign patents and patent applications, including all divisions, continuations and continuations-in-part of such patent applications which Licensor exclusively or jointly owns and which are listed below under the groups designated A, B, C or D:

--------------------------------------------------------------------------------
Group           Patent No.      Country      Licensor's Ownership Status

--------------------------------------------------------------------------------

         [...***...]


         Patent Applications:

--------------------------------------------------------------------------------
Group           Patent No.      Country      Assignor's Ownership Status

--------------------------------------------------------------------------------


         [...***...]

                                        2.     *CONFIDENTIAL TREATMENT REQUESTED

     2.7  "Licensed Process" means any method or process that is within the
           ----------------
scope of one or more claims of the Licensed Patents.

     2.8  "Licensed Product" means a pharmaceutical product the manufacture, use
           ----------------
or sale of which is covered by a Valid Claim within the Licensed Patents or within any patent or patent application claiming any Improvement.

     2.9  "Net Sales" means the following:
           ---------

     (a) For any Licensed Product that has received Regulatory Approval, the amount actually received by Hollis-Eden, or its Affiliates or Sublicensees on bona fide sales of Licensed Product(s) to one or more third parties or, in the event of the transfer of any Licensed Product (other than as a sale) to one or more third parties (other than bona fide samples provided for testing, development, marketing, demonstration, or similar purposes), the amount actually received for a like quantity and quality of such Licensed Product at, or about, the time of such transfer;

     (b) For any Combination Product that has received Regulatory Approval, the amount determined by multiplying the amount actually received by Hollis-Eden, its Affiliates or Sublicensees on bona fide sales of Combination Product(s) to one or more third parties or, in the event of transfer of any Combination Product (other than as a sale), to one or more third parties (other than bona fide samples provided for testing, develop-ment, marketing, demonstration, or similar purposes), the amount actually received for a like quantity and quality of such Combination Product at, or about, the time of such disposal, multiplied by the percentage value of Licensed Product contained in the Combination Product, such percentage value being the quotient obtained by dividing (i) the then current market value of the Licensed Product by (ii) the sum of the separate market values of the Licensed Product(s) and the other therapeutically active components which are contained in the Combination Product; provided, however, that in no event shall such formula result in royalties due under
Section 4.2 hereof of less than the greater of [***] percent ([***]%) of the net sales of the entire Combination Product or the royalty which would otherwise have been due on account of the sale of the amount of Licensed Product contained in the Combination Product.

     (c)  The following are not included in the term "Net Sales:"

     1. Customary trade, quantity or cash discounts and nonaffiliated brokers' or agents' commissions actually allowed, taken or paid;

     2.   Amounts repaid or credited by reason of rejections or returns; and/or

                                       3.      *CONFIDENTIAL TREATMENT REQUESTED

     3. Freight charges or other transportation costs, insurance charges, duties, tariffs and all sales and excise taxes and other taxes based directly on sales, turnover, or delivery to the extent such are separately stated on purchase orders, invoices, or other documents of sale and paid by, or on behalf of, Hollis-Eden.

     In calculating "Net Sales," any Licensed Product unit or Licensed Process unit that is sold shall be taken into account only once, even if more than one valid claims in one or more of the Licensed Patents claims the Licensed Product or Licensed Process.

     2.10 "Regulatory Approval" shall mean any approval (including, without
           -------------------
limitation, price and reimbursement approvals), licenses, registrations or authorizations of any federal, state or local regulatory agency, department, bureau or other government entity, necessary for the manufacture, use, storage, import, transport or sale of a pharmaceutical product in a regulatory jurisdiction.

     2.10 "Sublicensee" means any person, firm, corporation, partnership or
           -----------
limited liability company to which Hollis-Eden or any of its Affiliates elect to grant the right to use any of the Licensed Patents (defined below) subject to this Agreement.

     2.11 "Sublicense Royalties" means royalties actually received by
           --------------------
Hollis-Eden or its Affiliates from any Sublicensee arising solely from the sale of Licensed Products by Sublicensees.

     2.12 "Valid Claim" means either (a) a claim of an issued and unexpired
           -----------
patent included within the Licensed Patents or within the Improvements which has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise or (b) a claim of a pending patent application included within the Licensed Patents or within the Improvements, which claim was filed in good faith and has not been abandoned or finally disallowed without the possibility of appeal or refiling of said application.

     3. Grant. Licensor hereby grants to Hollis-Eden, subject to the terms and
        -----
conditions hereof, an exclusive (even as to Licensor) worldwide license under the Licensed Patents, Licensed Processes, Know-How and Improvements to discover, develop, make, use, have made, sell, have sold and import Licensed Products (the "Grant"), provided, however, that Hollis-Eden acknowledges, understands and agrees that [***] is an inventor and co-owner of the Licensed Patents described in Group [***] of Section 2.3 of this Agreement and, accordingly, he has the right to separately license the technology described therein or to otherwise exploit such technology separate and apart from Licensor or Hollis-Eden. In addition, Hollis-Eden shall have the unrestricted right to sublicense any of the rights granted hereunder to any Sublicensee; provided, however, Hollis-Eden shall promptly notify Licensor in writing of the identity of such Sublicensee and shall provide Licensor with a true and complete copy of any agreement(s) with any such Sublicensee(s). Hollis-Eden shall further have the right to extend this license to any of its Affiliate(s) provided it promptly notifies Licensor

                                       4.      *CONFIDENTIAL TREATMENT REQUESTED
in writing of the identity and relationship of any such Affiliate(s) and provides Licensor with a true and complete copy of any written agreement(s) pertaining thereto. This Grant includes a grant of all of Licensor's rights in the Licensed Patents, including any abandoned or pending division, continuation, continuation-in-part, renewal, reissue, reexamination, extension, substitute application, inventor certificate, certificate of addition or certificate of correction that is based on, or derived from, any of the subject matter disclosed in any of the Licensed Patents anywhere worldwide. The Grant does not include an assignment of ownership to Hollis-Eden. The Grant is subject to the reservation by Licensor of the right to make and have made and to use Licensed Products in Licensor's laboratories for pre-clinical research purposes only, but not for any commercial purpose. Any right that the United States of America may have under any Licensed Patent shall remain in effect and shall not be affected by any provision of this Agreement.

     4.  Compensation. Hollis-Eden shall compensate Licensor for the Grant as
         ------------
follows:

     4.1   License Fees. Upon execution of this Agreement, Hollis-Eden will pay
           ------------
a non-refundable license fee of $[...***...], receipt of which is hereby acknowledged by Licensor. In addition, Hollis-Eden shall pay Licensor the annual license fees set forth below for each group of Licensed Patents on each anniversary _date of this Agreement commencing in the year 2000. The annual license fees to be paid to Hollis-Eden to Licensor pursuant to this Agreement are as follows:

                  $ [...***...] for Group A Licensed Patents
                  $ [...***...] for Group B Licensed Patents
                  $ [...***...] for Group C Licensed Patents
                  $ [...***...] for Group D Licensed Patents

     With respect to the annual licensing fee for Group C Licensed Patents, the annual license fee shall increase to $[...***...] per year when and if Hollis-Eden decides to enter into Phase I clinical trials with respect to all or any part of the Licensed Patents within Group C.

     If Hollis-Eden enters into a separate license agreement with [...***...] with respect to the Group [...***...] Licensed Patents then, and in that event, Licensor authorizes Hollis-Eden to reduce both the annual License Fees and the Royalties hereunder applicable to the Group [...***...] Licensed Patents by [...***...]% and further authorizes Hollis-Eden to pay such funds to [***] as part of its separate license agreement with him. Hollis-Eden shall provide Licensor with a true and complete copy of any license agreement that it enters into with [...***...] in relation to the Group [...***...] Licensed Patents.

                                       5.      *CONFIDENTIAL TREATMENT REQUESTED

     Hollis-Eden's obligation to pay the foregoing license fees shall continue until (1) there is no longer a Valid Claim or (ii) Hollis-Eden terminates this Agreement as set forth in the next sentence and in Section 5.2 hereof. If Hollis-Eden exercises its right hereunder to terminate this Agreement with respect to all, or any group, of Licensed Patents, its obligation to pay the License Fees for that (those) group(s) of Licensed Patents shall cease and Licensor shall thereafter be free to license such patents to others. If Hollis-Eden terminates this Agreement as to one or more groups of Licensed Patents during any year, it shall not be entitled to a refund of that year's license fees applicable to the terminated group from Licensor. All fees paid by Hollis-Eden to Licensor pursuant to this Section 4.1 in any given year shall be creditable in full against earned royalties that become payable to Licensor pursuant to Sections 4.2 and 4.3 for such year, and any such credit taken shall be noted in the applicable report submitted to Licensor pursuant to Section 4.5.

     4.2  Royalty Payments to Licensor. In addition to the foregoing annual
          ----------------------------
License Fees, subject to Sections 4.1, 4.3 and 4.4, Hollis-Eden shall pay to Licensor, commencing with calendar year 2000, a semi-annual royalty of [...***...]% of Net Sales for the preceding six month period for Net Sales related to the Licensed Patents in Group A and [...***...]% of Net Sales for the preceding six month period for Net Sales related to the Licensed Patents in Groups B, C, and D. Hollis-Eden's obligation to pay such royalties shall continue while this Agreement is in effect. Royalty payments are due to Licensor within 30 days after the end of the preceding semi-annual period. Except as provided in Section 2.9(c)(3), hereof, any tax or other assessment on any payment due Licensor under this Section in any country in which such payment accrued shall be paid by Hollis-Eden without deduction from the amount owed to Licensor. Hollis-Eden shall keep accurate records of all Licensed Products made, used, sold or otherwise disposed of under this Agreement to determine the amount of royalty due for each specific period.

     4.3  Sublicense Royalties. Subject to Sections 4.1, Hollis-Eden shall pay
          --------------------
to Licensor an amount equal to [...***...] percent ([...***...]%) of Sublicense Royalties with respect to Net Sales derived from the Licensed Patents in Group A, and an amount equal to [...***...] percent ([...***...]%) of Sublicense Royalties with respect to Net Sales derived from the Licensed Patents in Groups B, C and D. Such royalties shall be due at the time and in the manner as specified in Section 4.2, above.

4.4 Third Party Royalties. If Hollis-Eden enters into third party licenses in
    ---------------------
order for it to practice the License granted hereunder, Hollis-Eden's obligation to pay royalties to Licensor with respect to those sales shall be reduced to an amount equal to [...***...] percent ([...***...]%) of the Net Sales of Licensed Products and Licensed Processes with respect to the Licensed Patents in Group A and to amount equal to [...***...] percent ([...***...]%) of Net Sales of Licensed Products and Licensed Processes with respect to the Licensed

                                       6.      *CONFIDENTIAL TREATMENT REQUESTED

Patents in Groups B, C and D. Such royalties shall be due at the time and in the manner as specified in Section 4.2, above.

     4.5  Royalty Reports. Hollis-Eden shall provide Licensor, within sixty (60)
          ---------------
days after each calendar half-year ending June 30 and December 31st, a true and complete report, signed by an appropriate corporate officer with knowledge and authority, setting forth the amount of Licensed Products and Licensed Processes made, used, sold, or otherwise disposed of by Hollis-Eden, its Affiliates and Sublicensees. Payment of the royalty shall accompany each such report. If no royalty is due to Licensor for any report period, the written report shall so indicate.

     4.6 Patent maintenance and prosecution costs. Licensor agrees to and shall
         ----------------------------------------
continue prosecution and maintenance of the Licensed Patents. To this end, Licensor shall permit Hollis-Eden to have access to (and upon request copies of) any' files related to any Licensed Patents at the U.S. Patent and Trademark Office or in any foreign patent office including, without limitation, the European Patent Office. Such access (or copies if requested) shall be granted to one or more attorneys selected by Hollis-Eden; provided, however, Licensor shall have the right to hire counsel of his own choice to prosecute and maintain the Licensed Patents. Licensor shall instruct his counsel to cooperate and consult with Hollis-Eden's patent counsel with regard to responding to office actions or taking any other discretionary actions related thereto. Nothing herein shall be construed to give Hollis-Eden veto authority over Licensor's patent prosecution decisions but such decisions shall be made in a lawful and commercially reasonable manner. Hollis-Eden will pay patent maintenance and prosecution fees or costs for the Licensed Patents in countries of commercial interest, beginning with a payment of up to $5,000.00 for any fees or costs that are due and unpaid, or which have accrued and are unpaid as of the effective date of this Agreement. During the term of the Agreement, Hollis-Eden agrees to reimburse Licensor's documented costs for obtaining and maintaining rights in any Licensed Patent(s) including, but not limited to, filing fees, maintenance fees, prosecution expense, appeals to a patent office, reissue, term-extension, reexamination, interference, opposition and nullity proceedings, including costs that may arise on account of an action by Hollis-Eden, its Affiliate(s) and/or Sublicensees, but not including infringement. If litigation or other unusual legal expenses are incurred in defense of such rights, Licensor agrees to choose suitable counsel to defend or prosecute such case(s) and shall do so in consultation with Hollis-Eden. Licensor shall provide copies of invoices or other documentation to support his prosecution, maintenance and legal costs in advance of any payment. Such payments shall be paid to Licensor within 30 days of Hollis-Eden's receipt of invoices or other documentation that support these costs. If Hollis-Eden elects not to support prosecution or maintenance of a Licensed Patent in a given country, Licensor may do so at Licensor's expense. This Agreement shall be terminable by Licensor with respect to such Licensed Patent in such country. Licensor agrees to notify Hollis-Eden in writing in a timely manner that it does not desire to support the continued prosecution or appeals or maintenance of any patent

                                       7.

applications or patents included in the Licensed Patents. Licensor agrees to file, prosecute or maintain any patent application or patent included in the Licensed Patents in any country requested by Hollis-Eden. In the event Licensor declines to pursue, or does not, within thirty (i0) days following written request from Hollis-Eden, take requested action with respect to, the filing, prosecution or maintenance of any patent applications or patents included in the Licensed Patents in any given country, Hollis-Eden may, at its own expense, continue to prosecute or maintain such application or patent in such country.

       4.7   Ownership of Inventions. Ownership of inventions conceived using
             -----------------------
any Licensed Patents, Licensed Processes, Improvements or Know-How shall be determined in accordance with United States patent laws. Hollis-Eden shall have the sole and exclusive right, but not the obligation, to file, prosecute and maintain all patent applications and patents relating to Improvements to the Licensed Patents.

       4.8   Research Reports. Hollis-Eden shall provide Licensor with semi-
             ----------------
annual reports detailing its activities and efforts to develop Licensed Products and/or Licensed Processes by using some, or all, of the Licensed Patents. Hollis-Eden's reports shall include a description of research and development with respect to any products or processes, or both, in relation to any claims in the Licensed Patents and shall further detail any scientific, research or marketing problems that may have been encountered in relation thereto. Such information shall be Confidential Information under this Agreement.

       4.9   Commitment to Preclinical Product or Process Development. From time
             --------------------------------------------------------
to time the Parties shall jointly confer in good faith for the purpose of identifying and evaluating Licensed Products or Licensed Processes within the scope of one or more claims of Licensed Patents for development. The evaluation will include a review of any associated Know-How owned by Licensor, including Licensor's raw data or other information related to the Licensed Patents known to Licensor at the time of the evaluation. Based on this evaluation, Hollis-Eden will select one or more candidate compound(s) and human therapeutic application(s) for preclinical development provided such are within the scope of one or more claims in the Licensed Patents. Hollis-Eden will pay for all pre-clinical research or development work reasonably needed under the law and applicable regulations enacted by relevant regulatory agenc(ies) to prepare a proper regulatory filing for submission to the regulatory agenc(ies) for initiation of a phase I or a phase I/II clinical trial. The decision to file the investigative new drug approval ("IND") and to conduct the clinical trial rests exclusively with Hollis-Eden, but Hollis-Eden will make the decision on whether to proceed with a clinical trial in good faith and after full consultation with Licensor. If Hollis-Eden decides not to proceed with a clinical trial, Hollis-Eden will fully inform Licensor of its reasons. In funding this preclinical development, Hollis-Eden will keep Licensor informed about the progress of the development and give Licensor a full opportunity to comment on, and participate in

                                       8.

the design of, any experimental work. Licensor shall, with reasonable notice, and on a periodic basis, have the right to inspect all data generated by, or related to, the preclinical development and clinical work. Hollis-Eden's obligation to continue to fund this preclinical product or process development continues until, and unless, this Agreement is terminated as set forth hereinbelow or Hollis-Eden determines in good faith that the commercial market for the Licensed Product or Licensed Process has diminished such that continued development is not commercially advisable or until the preclinical development is completed, whichever occurs earlier. Hollis-Eden shall oven all information, data and other intellectual property arising from all development projects pursuant to this Agreement, all of which is Confidential Information.

       5.    Term and Termination. This Agreement shall expire when the last of
             --------------------
the Licensed Patents expires unless terminated earlier as provided for below.

       5.1 The following events will trigger Licensor's right to terminate this Agreement: (1) Hollis-Eden sells or transfers all, or substantially all, of its assets for the benefit of its creditors; (2) Hollis-Eden materially breaches any of its obligations in this Agreement; and fails to cure such breach with the following time-frame: (A) If said breach relates to non-payment of licensing fees or royalties to Licensor, the cure time shall be 30 days following written notice of such breach; (B) If said breach relates to any other claimed breach unrelated to failure to pay licensing fees or royalties then Hollis--Eden shall have 60 days following written notice of such breach to cure said breach, unless Hollis-Eden, in good faith, reasonably commences the cure of said breach within such 60-day period and pursues the cure of such breach in good faith but in no event shall such breach remain for more than 120 days. If Hollis-Eden fails to cure any such breach within the relevant time, then Licensor shall have the right to terminate this Agreement, in which event Hollis-Eden shall have no further rights whatsoever in, or related to, any Licensed Patents, but shall nevertheless be liable for and pay to Licensor, all amounts then due under this Agreement. If Licensor elects to terminate this Agreement under this Section 5.1, then Hollis-Eden shall have the right to complete all contracts for the sale of Licensed Products or Licensed Processes that Hollis-Eden is obligated to sell as of the termination date on which net sales Hollis-Eden shall owe and pay Licensor those royalties set out in Section 4.2 above.

       5.2 Hollis-Eden shall have the right, upon giving Licensee 60 days advance written notice, to sever any of the groups of Licensed Patents from this Agreement. If Hollis-Eden elects to relinquish any such rights, it understands and agrees that it shall forego, give up, and relinquish any and all rights it has acquired by virtue of this Agreement related to such Licensed Patents and shall cooperate with Licensor in transferring any such Licensed Patents to Licensor, free and clear of all claims whatsoever. Upon severing of one of more groups of Licensed Patents, Licensor shall have the right to sell, assign or license the severed patents or any combination of them, and may otherwise practice the inventions described therein. Hollis-Eden shall not be

                                       9.

entitled to any refund for licensing fees paid in respect to any relinquished groups of Licensed Patents.

       5.3   The right of either Party to terminate under the provisions of this
Section is not an exclusive remedy, and either Party is entitled to damages for breach of this Agreement, to equitable remedies such as an order requiring performance of the obligations of this Agreement. or to any other legal or equitable remedies. Hollis-Eden may terminate this Agreement, and Hollis-Eden's obligations for each group of Licensed Patents, independently.

       6.    Licensor's Representations and Warranties. Licensor represents and
             -----------------------------------------
warrants to Hollis-Eden as follows: (A) That he has the right to license the Licensed Patents in the manner provided for herein; (B) That no license or covenant not to sue under any Licensed Patent is in effect for any third party;
(C) That, to the best of Licensor's knowledge or belief, the Licensed Patents do not infringe on, or misappropriate, any copyright, patent right, trade secret or other proprietary rights (collectively "Proprietary Rights") of any third party;
(D) There are no pending or threatened suits by any third party based on any alleged violation of any third party's Proprietary Rights; (E) That Licensor is not aware of any claims, or the existence of any facts that might reasonably be the basis of any claims, that the Licensed Patents or this Agreement violates any third party's Proprietary Rights; and (F) That Licensor will not grant any right or interest in any Licensed Patent to any other person or entity as long as Hollis-Eden maintains this License for the Licensed Patent. Hollis-Eden acknowledges, understands and accepts that [...***...] is [...***...] with respect to the [...***...] in [...***...] in [...***...] of [...***...] but that
[...***...] to [...***...] were [...***...] to [...***...], which [...***...] to
[...***...]. Hollis-Eden further acknowledges, understands and agrees that [...***...] is an inventor and co-owner of the Licensed Patents described in Group [...***...] of Section 2.6 of this Agreement and, accordingly, has the right to separately license the technology described therein or to otherwise exploit such technology separate and apart from Licensor or Hollis-Eden. Licensor agrees to use his best efforts to cause [...***...] to enter into an agreement with Hollis-Eden to grant Hollis-Eden an exclusive license to the Licensed Patents described in Group [...***...] of Section 2.6. Hollis-Eden accepts the Grant as to the Licensed Patents described in [...***...] of Section
2.6 of the Agreement after having had a full opportunity to evaluate the status of Licensor's ability to give what the Grant set forth hereinabove in Section 3 provides.

       7.    Third Party Infringement. During the term of this Agreement,
             ------------------------
Licensor shall promptly report to Hollis-Eden information that Licensor has regarding any known or suspected infringement by any third party of any claim in the Licensed Patents. Licensor will promptly provide all information and evidence available to support the known or suspected infringement. As long as Hollis-Eden maintains this license for any

                                              * CONFIDENTIAL TREATMENT REQUESTED

                                       10.

of the Licensed Patents, Hollis-Eden has, in its sole discretion, the exclusive right to initiate and prosecute any suit for infringement of the Licensed Patents or other appropriate suit in its own name and on its own behalf anywhere worldwide against such a third party, at Hollis-Eden's expense. In lieu of filing a lawsuit for any known or suspected infringement, Hollis-Eden may elect to negotiate with the known or suspected infringer for a settlement. Hollis-Eden will keep Licensor apprised of the progress of any such suit or negotiation. Hollis-Eden will not settle any such suit or negotiation without Licensor's written consent, which shall not be unreasonably withheld. If Hollis-Eden elects not to initiate or maintain a lawsuit or settlement negotiation, Hollis-Eden will promptly notify Licensor of its decision, and Licensor may then elect to initiate or prosecute the suit at Licensor's expense. Licensor will not settle any such suit or negotiation without Hollis-Eden's written consent, which shall not be unreasonably withheld. Each Party will cooperate in good faith as reasonably needed with the initiation or prosecution of any suit or negotiation. The amount of any proceeds or damages recovered from such a suit or negotiation exceeding the Parties' expenses, shall be allocated to the Parties in proportion to their economic interest after payment of expenses. Hollis-Eden may settle any claim, suit or negotiation, including by granting the infringing party a sublicense under the terms of this Agreement.

        8.  Confidentiality.
            ---------------

        8.1   Confidential Information. Except to the extent expressly
              ------------------------
authorized by this Agreement or otherwise agreed in writing by the parties, the parties agree that, during the term of this Agreement and for five (5) years thereafter, the receiving party shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as expressly provided for in this Agreement any Confidential Information furnished to it by the other party pursuant to this Agreement. Each party may use such Confidential Information only to the extent required to accomplish the purposes of this Agreement. Each party will use at least the same standard of care as it uses to protect proprietary or confidential information of its own to ensure that its employees, agents, consultants and other representatives do not disclose or make any unauthorized use of the Confidential Information. Each party will promptly notify the other upon discovery of any unauthorized use or disclosure of the Confidential Information. For purposes of this Agreement, "Confidential Information" means all information, inventions, know-how or data disclosed by a party to the other pursuant to this Agreement, including, without limitation, manufacturing, marketing, financial, personnel, scientific and other business information and plans, and the material terms of this Agreement, whether in oral, written, graphic or electronic form.

        8.2   Exceptions. Confidential Information shall not include any
              ----------
information which the receiving party can prove by competent evidence:

                                      11.

        (a) is now, or hereafter becomes, through no act or failure to act on the part of the receiving party, generally known or available;

        (b) is known by the receiving party at the time of receiving such information, as evidenced by its records;

        (c) is hereafter furnished to the receiving party by a third party, as a matter of right and without restriction on disclosure; or

        (d) is the subject of a written permission to disclose provided by the disclosing party.

        8.3     Terms of Agreement. The parties agree that this Agreement and
                ------------------
the terms hereof will be considered Confidential Information of both parties. Notwithstanding the foregoing, either party may disclose such terms as are required to be disclosed under strictures of confidentiality to bona fide potential sublicensees or as otherwise required pursuant to applicable law.

        8.4     Authorized Disclosure.
                ---------------------

        (a) Each party may disclose Confidential Information belonging to the other party to the extent such disclosure is reasonably necessary in the following instances:

                (i) filing or prosecuting patents or patent applications within the Licensed Patents;

                (ii)    regulatory filings;

                (iii)   prosecuting or defending litigation;

                (iv) complying with applicable court orders or governmental regulations;

                (v) conducting preclinical or clinical trials of Licensed Products; and

                (vi) disclosure to Affiliates, sublicensees, employees, consultants, agents or other third parties in connection with due diligence or similar investigations by such third parties, in each case who agree to be bound by similar terms of confidentiality and non-use at least equivalent in scope to those set forth in this Article 8.

Notwithstanding the foregoing, in the event a party is required to make a disclosure of the other party's Confidential Information pursuant to this
Section 8.4, it will, except where impracticable, give reasonable advance notice to the other party of such disclosure and use efforts to secure confidential treatment of such information at least as diligent as such

                                      12.

party would use to protect its own confidential information, but in no event less than reasonable efforts. In any event, the parties agree to take all reasonable action to avoid disclosure of Confidential Information hereunder. The parties will consult with each other on the provisions of this Agreement to be redacted in any filings made by the parties with the Securities and Exchange Commission or other similar authority in an applicable jurisdiction or as otherwise required by law.

              (b) Notwithstanding any other provision of this Agreement, Hollis-Eden shall have the absolute right to publish any know-how, trade secrets, inventions (whether or not patentable), data, preclinical and clinical results, physical, chemical or biological material, and other information generated, made, conceived or reduced to practice by its employees and agents through the use or practice of the Licensed Patents, the Licensed Processes, the Improvements or the Know-How.

        9.  Miscellaneous.
            -------------

        9.1   Licensor's Right to Inspect Records. During this Agreement and for
              -----------------------------------
two years thereafter, Hollis-Eden will keep records showing the sales of royalty-bearing and relevant related transactions in sufficient detail to enable Licensor to determine the royalties payable under this Agreement. During the term of this Agreement, and for one year thereafter, Licensor has the right; at Licensor's expense, to have a public accounting firm selected by him, but subject to Hollis-Eden's approval, which shall not unreasonably be withheld, examine the relevant books and records of account of Hollis-Eden (and the books of the appropriate Affiliate, or Sublicensee) once per calendar year pertinent to the sale of any Product or Process subject to the royalty provisions of
Section 4.2 or 4.3. The inspection is solely to determine whether appropriate accounting and payments were made. Licensor will provide at least 5 working days advance notice for any inspection hereunder, which will be during normal business hours. These inspection rights are limited to inspection of the records that relate to the four most recently concluded semi-annual periods that generated royalties, but no semi-annual period is subject to inspection more than once. The accounting firm will disclose to Licensor only whether the records are correct or not and the specific details concerning any discrepancies. No other information will be shared. If such inspection determines that Hollis-Ellis has underreported and underpaid royalties due under Sections 4.2, 4.3 and/or 4.4 by more than five percent (5%), the entire cost of such inspection shall be borne by Hollis-Eden. Any information that Licensor or the public accounting firm obtains or receives under this Section is Confidential Information.

        9.2   Licensor's Obligation To Keep Hollis-Eden Informed. During the
              --------------------------------------------------
term of this Agreement, Licensor may generate preclinical data or information related to the Licensed Patents or that utilizes one or more of the compounds recited in one or more claims in the Licensed Patents ("License-Related Information"). To keep Hollis-Eden's clinical development effort fully appraised of all potentially relevant information,

                                      13.

Licensor will provide Hollis-Eden with copies of, or access to, all License-Related Information within 90 days of its generation, unless Licensor's work is incomplete or in process, in which event the disclosures shall be made no later than 90 days after the completion of such work. Licensor shall give Hollis-Eden at least 30 days advance notice of any public disclosure or submission for publication of any License-Related Information. Licensor must take Hollis-Eden's comments, if any, into account when Licensor makes a public disclosure of License-Related Information. In the event that, in the interest of protecting its intellectual property, Hollis-Eden objects to the public disclosure by Licensor of any License-Related Information, such public disclosure shall be postponed, at the sole discretion of Hollis-Eden, for a period not to exceed 90 days.

     9.3   Registration. Where this Agreement's terms require or make it
           ------------
appropriate that the Agreement or any part of it be registered with, or reported to, a national or supranational agency having authority, Hollis-Eden will, within 120 days of the effective date of this Agreement, and at Hollis-Eden's expense, initiate such registration or report. Hollis-Eden will keep Licensor informed of the registration or reporting.

     9.4   Notices. Any notice under this Agreement must be in writing and is
           -------
effective when either delivered in person, sent by Federal Express, DHL, Express Mail or by facsimile transmission, or deposited as registered or certified U.S. mail, postage prepaid, addressed to the Party at the address in Section 1 or at such other address as either party may request in writing. Either Party may, by notice to the other Party designate a different address.

     9.5   Governing Law; Jurisdiction. This Agreement shall be governed by, and
           ---------------------------
construed under, the laws of the State of California. The Parties hereby submit and consent to the jurisdiction of the federal courts in the State of California or the Commonwealth Virginia (at the option of the suing party). If a federal forum is unavailable in one or both of such states, then the state courts in the State of California or the Commonwealth of Virginia may be resorted to by either party with respect to any action, dispute, proceeding or claim arising out of or under this Agreement, provided, however, nothing herein will restrict the parties from resorting to the courts of any jurisdiction in order to collect, enforce or execute any judgment obtained in the federal or state courts in any other state with jurisdiction over the party against whom the judgment was rendered.

     9.6   Assignment. Neither Party may assign or transfer this Agreement, or
           ----------
any rights or obligations under this Agreement, without the prior written consent of the other Party; provided however, that Hollis-Eden may, without Licensor's consent, assign its rights and obligations under this Agreement to any Affiliate, but must first give Licensor written notice of such assignment; provided further, that Hollis-Eden may, without Licensor's consent but with advance written notice to Licensor, assign this Agreement to any successor by merger or sale of substantially all of its business or assets to which this

                                      14.

Agreement relates. The terms of this Agreement shall be binding on, and inure to the benefit of, the heirs and executors of Licensor and to the authorized assigns and successors of Hollis-Eden, whether by merger, consolidation, transfer of all or substantially all assets, or otherwise.

     9.7   Indemnification by Hollis-Eden. Hollis-Eden hereby agrees to
           ------------------------------
indemnify and hold Licensor entirely harmless from, and against, any and all liabilities, demands, damages, expenses, or losses, arising out of Hollis-Eden's, any of its Affiliate's or any of its Sublicensee's exercise of any right under any Licensed Patent under this Agreement. Such indemnification shall include payment of Licensor's reasonable attorney's fees and litigation expenses if Licensor is called upon to defend against any such claims, liabilities, or demands or to pay any such damages, expenses or losses.

     9.8   Indemnification by Licensor. Licensor hereby agrees to indemnify and
           ---------------------------
hold Hollis-Eden harmless from, and against, all liabilities, demands, damages, expenses, or losses under this Agreement that arise from any (i) false, fraudulent, or misleading representations made to Hollis-Eden in this Agreement or (ii) grossly negligent or intentional act or omission by the Licensor which harms Hollis-Eden. Such indemnification shall include payment of Hollis-Eden's reasonable attorney's fees and litigation expenses if Hollis-Eden is called upon to defend against any such claims, liabilities, or demands or to pay any such damages, expenses or losses.

     9.9   Severability. The Parties agree that each provision herein is a
           ------------
separate and independent clause, and the unenforceability of any one clause in no way impairs the enforceability of any of the other clauses. If a final judgment of the highest competent authority holds that one or more of the provisions of this Agreement is unenforceable, the Parties intend modification of such provision so as to be enforceable to the maximum extent that is compatible with applicable law and consistent with the intent expressed in this Agreement.

     9.10  Equitable Relief. Licensor agrees that any breach of this Agreement
           ----------------
by him will cause irreparable damage to Hollis-Eden and, in the event of such a breach, Hollis-Eden has, in addition to any and all remedies of law, the right to an injunction, specific performance, or other equitable relief to prevent the violation of Licensor's obligations hereunder. Hollis-Eden agrees that any breach of this Agreement by Hollis--Eden will cause irreparable damage to Licensor and, in the event of such breach Licensor shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violation of Hollis-Eden's obligations hereunder.

     9.11  Entire Agreement; Amendments. This Agreement contains the entire
           ----------------------------
agreement of the Parties with respect to the matters covered, and no other previous agreement, statement or promise made by either Party not contained in the terms of this

                                      15.

Agreement are binding or valid. The Parties may amend this Agreement only by a writing that both Parties sign.

         IN WITNESS WHEREOF, the parties have set their hands hereto, the corporate party acting by and through a duly authorized officer on this 1st day of December 1999.

                                            HOLLIS-EDEN PHARMACEUTICALS, INC.
                                            (Licensee)

Date:  12-3-99                              By:  /s/ Richard B. Hollis
       -------                                   ------------------------------
                                            ITS: Chairman and CEO
                                                 ------------------------------

                                            DR. ROGER M. LORIA
                                            (Licensor)

Date:  Dec. 01, 1999                        By:  /s/ Dr. Roger M. Loria
       -------------                             -------------------------------

                                      16.